                                                                    Exhibit 4.26


                      ASSOCIATES FIRST CAPITAL CORPORATION
                  (successor to Avco Financial Services, Inc.),

                                    CITICORP,
                                  AS GUARANTOR

                                       AND

                           THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE


                             Supplemental Indenture

                          Dated as of December 1, 2000

                                  to Indenture

                           Dated as of August 1, 1982

         THIS SUPPLEMENTAL INDENTURE dated as of December 1, 2000 (the "Supplemental Indenture"), by and among Associates First Capital Corporation (successor to Avco Financial Services, Inc.), a corporation organized and existing under the laws of the State of Delaware ("AFCC"), Citicorp, a corporation organized and existing under the laws of the State of Delaware, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee");

         WHEREAS, AFCC has heretofore executed and delivered to the Trustee an indenture dated as of August 1, 1982 (the "Indenture"), providing for the issuance by AFCC from time to time of its debt securities;

         WHEREAS, on the date hereof, AFCC will become a wholly owned subsidiary of Citicorp;

         WHEREAS, AFCC currently has issued and outstanding $200 million of debt securities (the "Notes") under the Indenture;

         WHEREAS, as long as AFCC remains a wholly owned subsidiary of Citicorp and the Notes remain outstanding, Citicorp desires to fully and unconditionally guarantee the payment obligations of AFCC with respect to the Notes; and

         WHEREAS, the execution of the Supplemental Indenture is authorized and permitted by Section 11.01(e) of the Indenture and all conditions precedent provided for in the Indenture relating to the execution of the Supplemental Indenture have been complied with;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That in order to effectuate the guarantee described in the preceding paragraph, Citicorp agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Notes (the "Holders"), as follows:

                                    ARTICLE I
                                    Guarantee

                  Citicorp does hereby fully and unconditionally guarantee (the "Guarantee") to the Holders the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the performance of every covenant of the Indenture on the part of AFCC to be performed or observed (the "Obligations") in accordance with the provisions of the Indenture, as supplemented, as provided below:

         (a) Notice of acceptance of the Guarantee and of default of performance by AFCC is expressly waived, and payment under the Guarantee shall be subject to no condition other than the giving of a written request for payment in accordance with the provisions of the Indenture, stating the fact of default of performance, mailed to Citicorp at the following address:
                  Citicorp, Office of Corporate Finance, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attention: Treasurer.

         (b) The right of the Holders under any debt instrument of AFCC that is outstanding as of the date hereof to claim payment from Citicorp under the Citicorp Guarantee shall rank in priority of payment with Citicorp's other obligations to exactly the same extent that the Obligations of AFCC under such debt instrument rank with AFCC's other obligations if any.

         (c) The obligations of Citicorp under the Guarantee shall in no way be impaired by: (1) any extension, amendment, modification or renewal of the Obligations; (2) any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or (3) any extension, moratorium or other relief granted to AFCC pursuant to any applicable law or statute.

         (d) The Guarantee shall be irrevocably valid until, and no claim may be asserted under the Guarantee after, the earliest to occur of: (1) the tenth business day following the maturity date of all the Notes, either upon their respective stated maturities, redemption or otherwise; (2) the date on which AFCC ceases to be a wholly owned subsidiary of Citicorp, as set forth in an Officer's Certificate of Citicorp delivered to the Trustee; and (3) the date on which Citicorp ceases to be a reporting company under the Securities Exchange Act of 1934, as amended, as set forth in an Officer's Certificate of Citicorp delivered to the Trustee.

         (e) Citicorp shall be obligated to make payment under the Guarantee only by payment to the Trustee, for the benefit of the Holders, at the same address as AFCC is obligated to make payment, provided that such address must be in the United States.

         (f) Citicorp shall have no obligation to make payment or take action under the Guarantee during any period when payment by AFCC, in accordance with the provisions of the Indenture, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

         (g) Citicorp may assign its obligations under the Guarantee to any of its affiliates, upon providing written notice of such assignment to the Trustee, whereupon such assignee shall be substituted in lieu of Citicorp with respect to the performance of the Obligations theretofore to be performed by Citicorp as described in this Article One.

                                   ARTICLE II

         Section 12.06 of the AFCC Standard Multiple-Series Indenture Provisions, which are incorporated by reference in the Indenture, is deleted in its entirety. The following will be inserted as a new Section 12.06 of the Standard Multiple-Series Indenture Provisions:

Financial Statements and Statements as to Compliance.

         Beginning with the first November 30 which occurs no less than 60 days following the first date of issuance of any series of Securities under this Indenture,


         (a) Citicorp will file with the Trustee within four months after the close of each fiscal year (which, until Citicorp shall otherwise notify the Trustee, shall be deemed to be the twelve months ended December 31), beginning with the first fiscal year ended December 31 during which Securities of any series are issued under this Indenture, a consolidated income statement for, and a consolidated statement of cash flows and a consolidated balance sheet as of the end of, such fiscal year, of Citicorp and its Subsidiaries, all certified by independent public or certified accountants selected by Citicorp (who may be the accountants who regularly audit the books of Citicorp and its Subsidiaries), accompanied by any report or comments by said accountants made in connection with the certification of such statements;

         (b) Citicorp and the Company will each file with the Trustee concurrently with the filing of the foregoing financial statements, and not less often than annually, a certificate of the principal executive officer, the principal financial officer or the principal accounting officer of Citicorp or the Company, as the case may be, stating whether or not, to the knowledge of the signer, Citicorp or the Company, as the case may be, has complied with all conditions and covenants on its part contained in this Indenture, and if the signer has obtained knowledge of any default by Citicorp or the Company, as the case may be, in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof (provided that, for purposes of this subsection (b), compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture); and

         (c) Citicorp will file with the Trustee concurrently with the filing of such financial statements, a written statement of the firm of public accountants who shall have certified such financial statements, addressed to Citicorp to the effect that in making the audit necessary to said certification, they have obtained no knowledge of any default by the Company in the fulfillment of any of the terms, covenants or conditions of the Securities of every series or this Indenture, or if such accountants shall have obtained from such examination knowledge of any such default, they shall disclose in such statement the default or defaults and the nature thereof, it being understood that such accountants shall not be liable, directly or indirectly, to anyone for failure to obtain knowledge of any such default. Subject to the provisions of Section 8.01 hereof, the Trustee shall have no duty or responsibility in respect of any statement filed with it pursuant to this Subsection (c) except to exhibit the same to any Holder upon request.

         All of the financial statements required by Section 12.06 to be filed with the Trustee shall be open to inspection during business hours by Holders of Securities.

                                   ARTICLE III
                            Miscellaneous Provisions

         SECTION III.1 Execution as Supplemental Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed.

         SECTION III.2 Responsibility for Recitals, etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of AFCC, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee makes no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof by AFCC or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by AFCC.

         SECTION III.3 Provisions Binding on AFCC's Successors. All of the covenants, stipulations, premises and agreements made in this Supplemental Indenture by AFCC and Citicorp shall bind their respective successors and assigns whether so expressed or not.

         SECTION III.4 New York Contract. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

         SECTION III.5 Execution and Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             ASSOCIATES FIRST
                                             CAPITAL CORPORATION
                                             (successor to Avco
                                             Financial Services,
                                             Inc.)

                                             By:  /s/ Frederic C. Liskow
                                                --------------------------------
                                                 Name:  Frederic C. Liskow
                                                 Title:    Vice President

ATTEST:

By:  /s/ Michael J. Forde

   ---------------------------------
     Name:  Michael J. Forde
     Title:    Vice President

                                             CITICORP, as Guarantor

                                             By:  /s/ Gregory C. Ehlke
                                                --------------------------------
                                                 Name:  Gregory C. Ehlke
                                                 Title:    Vice President

ATTEST:

By:   /s/ Kenneth S. Cohen

   ---------------------------------
     Name:   Kenneth S. Cohen
     Title:     Assistant Secretary

                                             THE CHASE MANHATTAN BANK,
                                              as Trustee


                                             By:   /s/  L. O'Brien
                                                --------------------------------
                                                 Name:  L. O'Brien
                                                 Title:    Vice President

ATTEST:

By:   /s/ Diane Darconte

   ---------------------------------
     Name:  Diane Darconte
     Title:    Trust Officer

STATE OF Texas                 )
                               )  ss.:
COUNTY OF Dallas               )

         On this 30th day of November, 2000, before me personally came Frederic
C. Liskow, to me personally known, who, being by me duly sworn, did depose and say that he resides in Dallas, Texas, that he is the Vice President of Associates First Capital Corporation (successor to Avco Financial Services, Inc.), one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                          /s/  Karen Robb
                                        --------------------------------------
                                        Notary Public

STATE OF New York              )
                               )  ss.:
COUNTY OF New York             )

         On this 1st day of December, 2000 before me personally came Gregory C. Ehlke, to me personally known, who, being by me duly sworn, did depose and say that he resides in Ossining, New York, that he is an Assistant Treasurer of Citicorp, one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                                           /s/ Craig Barrack
                                        ----------------------------------------
                                        Notary Public

STATE OF New York              )
                               )  ss.:
COUNTY OF New York             )

         On this 1st day of December, 2000, before me personally came L. O'Brien, to me personally known, who, being by me duly sworn, did depose and say that he resides in NY, NY, that he is a Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the above instrument, that he knows the corporate seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]
                                           /s/ Robert S. Peschler
                                        ----------------------------------------
                                        Notary Public